Exhibit 10.22
ACTIVANT GROUP INC.
STOCK OPTION GRANT NOTICE
2006 Stock Incentive Plan
     Activant Group Inc. (“Company”), pursuant to its 2006 Stock Incentive Plan (“Plan”), hereby grants to the “Optionholder” identified below a stock option (the “Option”) to purchase the number of shares (“ Shares”) of the Company’s Common Stock set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (Per Share):

Total Exercise Price:

Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule.

Vesting Schedule:	-	20% of the Shares vest 12 months after the Vesting Commencement Date
	-	5% of the Shares vest on the last day of each three-month period thereafter over the next 48 months
Method of Payment Upon Exercise: Such methods as are set forth in Section 3 of the attached Option Agreement
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:
Other Agreements: The Option is also subject to the terms of [(1) the Employment Agreement dated as of [       ], between the Optionholder and the Company and (2)] the [Employee] Stockholders Agreement dated as of                      ___, 2006, executed by the stockholders of the Company.

ACTIVANT GROUP INC.		OPTIONHOLDER

By:

	Signature		Signature

Title:		Date:

Date:

Attachments: Option Agreement, 2006 Stock Incentive Plan, and Notice of Exercise

ACTIVANT GROUP INC.
2006 STOCK INCENTIVE PLAN
OPTION AGREEMENT
          Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Activant Group Inc. (the “Company”) has granted you a stock option under its 2006 Stock Incentive Plan (the “Plan” ) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan. For the avoidance of doubt, the terms and conditions of the Grant Notice are a part of the Option Agreement, unless otherwise specified.
          The details and terms and conditions of this Option Agreement shall govern your Option, notwithstanding any less favorable terms and conditions on the same matter set forth in the Plan:
          1. Vesting.
          (a) Subject to the limitations contained herein, your Option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
          (b) Notwithstanding any provision of this Option Agreement to the contrary, in the event of the consummation of a Change in Control of the Company, the Option shall, to the extent not then vested and not previously cancelled or terminated, accelerate and immediately become fully vested and exercisable.
          2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in the Plan.
          3. Method of Payment.
          (a) Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check. Alternatively, in the Company’s sole discretion at the time your Option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. Notwithstanding the terms of the previous sentence, you may not be permitted to exercise your Option pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board if such exercise would violate the provisions of Section 402 of the Sarbanes-Oxley Act of 2002.

          (b) The Company may permit you to make payment of the exercise price, in whole or in part, in shares of Common Stock having a Fair Market Value equal to the amount of the aggregate exercise price or such portion thereof, as applicable; provided, however, that you must satisfy all such requirements as may be imposed by the Board including without limitation that you have held such shares for not less than six months (or such other period as established from time to time by the Board in order to avoid a supplemental charge to earnings for financial accounting purposes).
          (c) Where you are permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering shares of Common Stock, you may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof that you are the Beneficial Owner of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the Shares acquired by the exercise of the Option.
          4. Whole Shares. You may exercise your Option only for whole shares of Common Stock.
          5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other Applicable Laws governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with Applicable Law.
          6. Term. You may not exercise your Option before the commencement of its term on the Date of Grant or after its term expires. Subject to the provisions of the Plan and this Option Agreement, you may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:
          (a) the date on which your Continuous Service is terminated for Cause;
          (b) three (3) months after the termination of your Continuous Service other than a termination for Cause or by reason of your death or Disability;
          (c) twelve (12) months after the termination of your Continuous Service due to your Disability or death; or
          (d) the Expiration Date.
          (e) Extension if Exercise is Prevented. Notwithstanding the foregoing, if the exercise of your Option is prevented within the applicable time periods set forth in Sections 6(b) or (c) as a result of the operation of Section 5 above, or Section 6(h) or Section 13 of the Plan, your Option shall not expire before the date that is thirty (30) days

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after the date that you are notified by the Company that the Option is again exercisable, but in any event no later than the Expiration Date indicated in your Grant Notice.
          7. Exercise Procedures.
          (a) Subject to Section 5 above and other relevant terms and conditions of the Plan and this Option Agreement, you may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Company’s Chief Financial Officer, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.
          (b) By exercising your Option, you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your Option, or (2) other applicable events.
          (c) By exercising your Option, you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (or any underwritten registration of any securities of the Company prior to that time), or as otherwise required pursuant to the terms of the Applicable Stockholders Agreement, require that for a specified period of time, you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, or may impose such other restrictions on transfer to the same extent as the Initial Investors. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7(c) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
          (d) As a condition of any exercise of your Option, you and your spouse, if any, agree that prior to the effectiveness of the first underwritten registration of the Company’s equity securities under the Securities Act, you shall not transfer any or all of the shares of Common Stock purchased upon exercise of your Option unless pursuant to the terms of the Applicable Stockholders Agreement.
          8. Documents Governing Issued Common Stock. Shares of Common Stock that you acquire upon exercise of your Option are subject to the terms of the Plan, the Applicable Stockholders Agreement, the Company’s bylaws, the Company’s certificate of incorporation, any agreement relating to such shares of Common Stock to which you become a party, or any

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other similar document. You should ensure that you understand your rights and obligations as a stockholder of the Company prior to the time that you exercise your Option.
          9. Limitations on Transfer of Options. You may transfer all or any portion of your vested Option to a trust or custodianship, the beneficiaries of which may include only you, your spouse or your lineal descendants (including children by adoption and step children) (an “Eligible Transferee”); provided that such Eligible Transferee shall have executed a transfer agreement in a form determined by the Company to ensure such Eligible Transferee is subject to the same restrictions on that portion of the Option transferred to such Eligible Transferee as if the transfer had not occurred.
          10. Option Not a Service Contract. Your Option is not an employment contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any of its Affiliates, or of the Company or any of its Affiliates to continue your employment. In addition, nothing in your Option shall obligate the Company or any of its Affiliates, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant or otherwise for the Company or any of its Affiliates.
          11. Withholding Obligations.
          (a) At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company and Applicable Law, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002) any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its Affiliates, which arise in connection with your Option.
          (b) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied or appropriate arrangements (acceptable to the Company) are made therefor.
          12. Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed given and effective upon the occurrence of (a) the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail sent by certified mail, return receipt requested, (b) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS, or DHL) or other commercial delivery service, or (c) delivery in person or by personal courier.
          13. Option Subject to Applicable Stockholders Agreement and Plan Document. Your Option and any shares of Common Stock acquired upon exercise of your Option are subject to the Applicable Stockholders Agreement. Your Option is also subject to all of the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations that may from time to

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time be promulgated and adopted pursuant to the Plan, to the extent not inconsistent with the terms of this Option Agreement.

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NOTICE OF EXERCISE

Activant Group Inc.	Date of Exercise:
c/o Activant Solutions Inc.
7683 Southfront Road
Livermore, CA 94551

Ladies and Gentlemen:
     This constitutes notice under my Option that I elect to purchase the number of Shares for the price set forth below.

Option dated:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$
     By this exercise, I agree (i) to execute or provide such additional documents as Activant Group Inc. (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s 2006 Stock Incentive Plan (the “Plan”) and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option.
     I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”):
     I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of my investment in the Shares.
     I represent and warrant to the Company that I am acquiring and will hold the Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act of 1933 (the “Securities Act”) or the similar laws of any state or foreign jurisdiction.
     I understand that the Shares have not been registered under the Securities Act, the Securities Exchange Act of 1934, or under the similar laws of any state or foreign jurisdiction (collectively, “Applicable Securities Laws”) by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Applicable Securities Laws or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

     I acknowledge that the Company is under no obligation to register the Shares under Applicable Securities Laws, except as provided in the Option Agreement or the Applicable Stockholders Agreement (as defined in the Plan).
     I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions may include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
     I will not sell, transfer or otherwise dispose of the Shares in violation of the Plan, the agreement under which my right to acquire the Shares was granted, the Applicable Stockholders Agreement, Applicable Securities Laws, or the rules promulgated thereunder, including Rule 144 under the Securities Act.
     I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.
     I acknowledge that the Shares will be subject to certain encumbrances, including, but not limited to, drag along rights in favor of certain stockholders of the Company, repurchase rights in favor of the Company and/or the Initial Investors, limitations on transfer, and other encumbrances set forth in the Applicable Stockholders Agreement, and Option Agreement, or described in the Company’s bylaws or certificate of incorporation in effect at such time as the Company or such other person elects to exercise its right.
     I acknowledge that I am acquiring the Shares subject to all other terms of the Plan, the Applicable Stockholders Agreement, the Stock Option Grant Notice, and the Option Agreement.
     I further agree that if required by the Company (or a representative of the underwriter(s)) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (or any underwritten registration of any securities of the Company prior to that time), or as otherwise may be required by the Applicable Stockholders Agreement, for a specified period of time, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, and shall comply with such other restrictions on transfer as provided in the Option Agreement and the Plan. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to my Shares until the end of such period.

     I agree, and as a condition of exercise if I am married I will obtain the agreement of my spouse, that prior to the effectiveness of the first underwritten registration of the Company’s equity securities under the Securities Act, I will not transfer any or all of the Shares unless pursuant to an exception provided in the Plan, the Applicable Stockholders Agreement, or this Option Agreement.
     I agree that as a condition to this exercise, the certificates evidencing the Shares shall remain in the physical custody of the Company or its designee at all times prior to the last to occur of (i) the date on which all contractual restrictions set forth in the Plan, the Applicable Stockholders Agreement, the Company’s Articles of Incorporation and/or bylaws, or in the documents evidencing the Option Agreement lapse, or (ii) the date on which all contractual requirements set forth in the Plan, the Applicable Stockholders Agreement, the Company’s Articles of Incorporation and/or bylaws, or in the documents evidencing the Option Agreement are satisfied. As a condition to this exercise I agree to execute three (3) copies of the Assignment Separate From Certificate (with date and number of Shares blank) substantially in the form attached to this Notice of Exercise as Attachment A, and two (2) copies of the Joint Escrow Instructions substantially in the form attached to this Notice of Exercise as Attachment B, and to deliver the same to the Company, along with such additional documents as the Company may require.
     I further acknowledge that all certificates representing any of the Shares subject to the provisions of my Option shall have endorsed thereon appropriate legends reflecting restrictions applicable to the Shares, including the Applicable Stockholders Agreement and/or Applicable Securities Laws.
     I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

Very truly yours,

Attachments:
A. Form of Assignment Separate from Certificate
B. Form of Joint Escrow Instructions

ATTACHMENT A
FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT SEPARATE FROM CERTIFICATE
     For Value Received and pursuant to that certain Stock Option Grant Notice and Option Agreement,                                         hereby sells, assigns and transfers unto                                                              (“Assignee”)                                          (                     ) shares of the Common Stock of Activant Group Inc. (“Shares”), standing in the undersigned’s name on the books of said corporation represented by Certificate No.                      herewith, and do hereby irrevocably constitute and appoint                                          as attorney-in-fact to transfer the said stock on the books of the within named issuer with full power of substitution in the premises. This Assignment Separate From Certificate may be used only in accordance with and subject to the terms and conditions of the Option Agreement and the Plan, in connection with the reacquisition or transfer of the Shares issued to the undersigned pursuant to the Option Agreement, and only to the extent that such Shares remain subject to the transferee’s rights to acquire the Shares and other restrictions applicable under the Option Agreement and the Plan.

Date:

Signature:

Print Name:

[Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to administer its rights set forth in the Award without requiring additional signatures on your part.]

ATTACHMENT B
FORM OF JOINT ESCROW INSTRUCTIONS

JOINT ESCROW INSTRUCTIONS
[Date]
Attn: General Counsel
Activant Group Inc.
c/o Activant Solutions Inc.
7683 Southfront Road
Livermore, CA 94551
Dear Sir/Madam:
     As Escrow Agent for both Activant Group Inc. (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the “Plan” and “Option Agreement” (as referenced in the Notice of Exercise to which this document is attached), in accordance with the following instructions:
     1. In the event that (i) certain stockholders of the Company exercise their drag-along rights, (ii) the Company exercises its repurchase rights, (iii) the Company exercises its rights to require that the Shares be contributed to a trust as set forth in Section 13(c) of the Plan, or (iv) the Company or any other Person exercises other contractual rights applicable to the Shares and in effect as of the date hereof, the Company or its assignee will give to Recipient and you a written notice specifying that the Shares of stock shall be transferred as described in the Plan, the Recipient’s Option Agreement, or other applicable governing documents. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
     At the closing, you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares of stock to be transferred, to the Company or other proper transferee.
     2. In the event that all applicable restrictions lapse, and when certain requirements are satisfied, the Company or its assignee will give to Recipient and you a written notice specifying that the appropriate number of Shares shall be transferred to the Recipient along with any cash or in-kind dividends declared subsequent to the date hereof and which relate to such Shares. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
     At the closing, you are directed to deliver a certificate evidencing the appropriate number of Shares, together with any cash or in-kind dividends declared subsequent to the date hereof and which relate to such Shares, to the Recipient.

     3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing Shares of stock to be held by you hereunder and any additions and substitutions to said Shares as specified in the Stock Option Grant Notice or the Option Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and to complete any transaction herein contemplated.
     4. This escrow shall terminate upon the date on which all contractual restrictions or requirements set forth in the Plan or in the documents evidencing the restrictions applicable to the Shares lapse or are satisfied as determined by the Company.
     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.
     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
     9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Stock Option Grant Notice or any documents or papers deposited or called for hereunder.
     10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
     11. You shall be entitled to employ such legal counsel, including but not limited to Simpson Thacher & Bartlett LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder, and you may rely upon the advice of such counsel, and may pay such counsel reasonable compensation for such advice.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be [Fill in Title of Escrow Agent] of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.
     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail (or upon deposit with another delivery service), with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

Company:	Activant Group Inc.
c/o Activant Solutions Inc.
7683 Southfront Road
Livermore, CA 94551
Attn:
Recipient:

Escrow Agent:	[Name]
Activant Group Inc.
7683 Southfront Road
Livermore, CA 94551
Attn: General Counsel
     16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Notice of Exercise.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Option Agreement, the Notice of Exercise and these Joint Escrow Instructions in whole or in part.

Very truly yours,

Activant Group Inc.

By:

Recipient

[Participant’s Name]
Escrow Agent:

By:

Name: